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                                                                    EXHIBIT 10.1
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                              INTEG INCORPORATED

                             CONSULTING AGREEMENT



This Agreement is made effective the 3/rd/ day of April 1997 by and between Integ Incorporated (Integ), a Minnesota corporation, whose principal place of business is 2800 Patton Road, St. Paul, MN 55113, and Mark B. Knudson, Ph.D. In consideration of the mutual covenants and promises set forth herein, the parties hereby agree as follows:

1.   Engagement Area:  Integ engages Mark B. Knudson, Ph.D. as a consultant for
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     Integ in the area of management, training, technical expertise and advisory services.

2.   Term: Unless terminated as hereafter provided, this Agreement shall begin
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     on April 3, 1997 and end on April 3, 2000. The parties may negotiate one or more renewals of this Agreement.

3.   Duties: Duties will be assigned by Integ and will involve consulting in the
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     area of technical expertise and advisory services.

4.   Compensation: Integ shall pay Mark B. Knudson, Ph. D. $6,750.00 per month
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     in arrears for consulting services rendered in pursuit of this Agreement.
     Integ will reimburse Mark B. Knudson, Ph. D. for incidental expenses ocurred in performing this Agreement, but such expenses shall not exceed $100.00 per month without Integ's prior written consent. Travel expenses must be approved in advance by Integ. Mark B. Knudson, Ph. D. shall provide Integ with appropriate documentation for tax purposes for all expenses paid by Integ.

5.   Termination:  Notwithstanding any contrary provision contained elsewhere in
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     this Agreement, this Agreement and the rights and obligations of Integ and
     Mark B. Knudson hereunder (other than the rights and obligations of the parties under Section 7 or 9) shall be terminated upon the occurrence of any of the following events:

     a.  90 days after Mark B. Knudson, Ph.D.'s death; or

     b. 90 days after Mark B. Knudson, Ph.D. becomes disabled so that he is unable to render his normal services under this Agreement for a continuous period of thirty (30) days; or

     c. Immediately in the event that Mark B. Knudson, Ph. D. is convicted of any crime (excluding traffic violations or other minor offenses), or engages in any activities that constitute a material violation of normal standards of business ethics; or
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     d.  Immediately in the event that Mark B. Knudson, Ph. D. willfully refuses to comply with or implement reasonable policies and work direction established by Integ; or

     e. Upon fifteen (15) days prior written notice Mark B. Knudson, Ph. D., if Mark B. Knudson has failed in any material respect to perform his responsibilities hereunder and such default is not cured within such fifteen (15) day period.

     In the event this Agreement is terminated pursuant to this Section 5 prior to the expiration of the term hereof, Mark B. Knudson, Ph.D. shall be entitled to receive his monthly consulting fee through the date of termination, but all other rights to receive consulting fees shall terminate on such date.

6.   Status and Authority: In rendering services pursuant to this Agreement,
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     Mark B. Knudson shall be acting as an independent contractor and not as an employee or agent of Integ. As an independent contractor, Mark B. Knudson, Ph.D. shall have no authority, express or implied, to commit or obligate Integ in any manner whatsoever, except as specifically authorized from time in writing by an authorized representative of Integ, which authorization may be general or specific. Nothing contained in this Agreement shall be construed or applied to create a partnership. Mark. B. Knudson, Ph.D. shall be responsible for the payment of all federal, state and local taxes payable with respect to all amounts paid to Mark B. Knudson under this Agreement; provided, however, that if Integ is determined to be liable for collection and/or remittance of any such taxes, Mark B. Knudson, Ph.D. shall immediately reimburse Integ for all such payments made by Integ.

7.   Confidential Information:  Because of the confidential nature of the
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     information which will be disclosed to Mark B. Knudson, Ph.D. under this
     Agreement, Mark B. Knudson will not, except as authorized by Integ, disclose such confidential information to any other third party or company. The obligation of confidentiality shall not be applicable with respect to such information which: (A) was known to Mark B. Knudson, Ph.D. prior to disclosure, (B) is or becomes known to the public by general publication without violation of this Agreement, (C) is given to Mark B. Knudson by a third party having a right to do so, or (D) is independently developed by Mark B. Knudson, Ph.D. without the use of information supplied by Integ under this Agreement.

8.   Exclusivity:  Because of the confidential nature of the information which
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     will be disclosed to Mark B. Knudson, Ph.D. under this Agreement, Mark B.
     Knudson, Ph.D. will not do any other consulting work in the area of Integ's interests without prior approval by Integ.

9.   Ownership of Inventions and Patents:  If any patentable inventions result
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     from performance of this Agreement, all rights under any patents that may issue on those inventions shall belong exclusively to Integ. Mark B. Knudson, Ph.D. agrees to assign all such inventions to Integ without further payment from Integ. Mark B. Knudson also agrees that, upon Integ's request and at Integ's expense, he would provide reasonable assistance to Integ in prosecuting patents covering those inventions.

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10.  Notices:  All notices required or permitted by this Agreement shall be in
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     writing and shall be delivered in person or sent by certified or registered mail, return receipt required, postage paid as follows:


       President
       Integ Incorporated
       2800 Patton Road
       St. Paul, MN 55113

       Mark B. Knudson, Ph.D.
       1309 West Royal Oaks Drive
       Shoreview, MN 55126

     or to other's address as either party may designate. All mailing notices shall be deemed effective upon depositing in the mail.

11.  Waiver:  The waiver of either party of a breach of any provision of this
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     Agreement shall not operate as or be construed as a continuing waiver or as a consent to or waiver of such subsequent breach.

12.  Modification: This Agreement may only be modified in writing signed by both
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     parties.

13.  Nonassignable:  Since the services to be provided under this Agreement are
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     personal, all duties to be executed by Mark B. Knudson, Ph.D. shall be performed by Mark B. Knudson, Ph.D. and may not be assigned or delegated without written consent of Integ.

14.  Entire Agreement:  This Agreement constitutes the entire Agreement between
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     the parties with respect to the subject matter hereof and supersedes all previous agreements and understandings rather oral or written between the parties with respect to the subject hereof.

15.  Governing Law: This Agreement shall be governed by the laws of the State of
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     Minnesota. In witness thereof, the parties have set forth their hand hither and to on the date indicated below.



Integ Incorporated


/s/:Frank A. Solomon                         /s/:Mark B. Knudson, Ph.D.
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Title: President/CEO                         Title: Consultant

Date: March 14, 1997                         Date: March 14, 1997

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